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                                                                    EXHIBIT 23.5

                        CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement No. 333-70943 of our report on Oclassen Pharmaceuticals, Inc., dated January 17, 1997, and to all references to our Firm included in this Registration Statement on Pre-Effective Amendment No. 3 to Form S-3. It should be noted that we have not audited any financial statements of Oclassen Pharmaceuticals, Inc. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


/s/  ARTHUR ANDERSEN LLP


San Francisco, California
February 4, 2000